SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: October 9, 2001
               (Date of earliest event reported: October 3, 2001)


                          NetNation Communications Inc.
             (Exact name of registrant as specified in its charter)


     Delaware                        000-26881                   33-0803438

(State or other jurisdiction   (Commission File Number)       (IRS Employer
of incorporation)                                            Identification No.)


Suite 1410 - 555 West Hastings Street, Vancouver, British Columbia,   V6B 4N6
     (Address of principal executive offices)                        (Zip Code)


                                 (604) 688-8946
              (Registrant's telephone number, including area code)


                                 Not applicable.
          (Former name or former address, if changed since last report)




Item 5.       OTHER EVENTS.

         On October 3, 2001, NetNation Communications, Inc. issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.


                  (c)  Exhibit.


                       Exhibit 99.1 Press release dated October 3, 2001.


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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                      NETNATION COMMUNICATIONS, INC.


                     By:     /s/ Jag Gillan
                        -----------------------------
                             Jag Gillan
                             Chief Operating Officer

Dated:        October 9, 2001

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                                  Exhibit Index

Exhibit No.     Description
-----------     -----------
   99.1         Press Release issued by the Registrant dated October 3, 2001




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                                                                    EXHIBIT 99.1

News Release

NetNation to Direct Global Sales Efforts from North America

Company Increases the Bottom Line

Vancouver, BC - October 3, 2001 - NetNation Communications, Inc. (Nasdaq: NNCI) announced today that it will direct all sales efforts from North America starting on December 1, 2001, closing its London four person sales office.

A review of operations concluded with the Company's decision to close its London, UK sales office. All of NetNation's clients are already technically serviced and supported within the Company's North American data facility and sales of the Company's products in the European marketplace can be done from North America. Consequently, the UK sales office closure will not compromise the Company's service within Europe and no service disruptions will occur. Furthermore, the office closure will save NetNation a considerable amount of money by eliminating the sales office's expenditures.

"Our service to our European customers will not be affected by the office closure," said Jag Gillan, Chief Operating Officer of NetNation. "The decision to consolidate our sales efforts, refocus, save money and increase our bottom line made sense since we can service and develop our share of the European market from North America," added Gillan.

NetNation's web hosting solutions are used by clients in over 130 countries. The Company is known within the hosting marketplace for its expertise and complete line of web solutions, earning it a Top 10 ranking by independent industry evaluators.

About NetNation Communications, Inc.

NetNation Communications, Inc., http://www.netnation.com (Nasdaq: NNCI), is a
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pioneer in web hosting and Internet domain name registration. Since inception in 1997, the Company has extended its products to offer a complete line of web solutions, including enhanced-dedicated, co-location, shared hosting and domain name registration services to clients in over 130 countries. NetNation is internationally reputed by independent industry evaluators for its client commitment and proven technical expertise, as demonstrated by its Top 10 web host rankings worldwide.

NetNation's wholly owned subsidiary, DomainPeople, Inc. (http://www.domainpeople.com), was the eighth ICANN-accredited domain name registrar in the world and offers registration for over 50 domain extensions - notably dot-com, dot-net, dot-org, dot-info and dot-biz. DomainPeople is a founding member of Afilias LLC, an international consortium of domain name registrars selected to operate the registry for dot-info, the only unrestricted general use, new domain.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of
1995. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. NetNation is a registered trademark of NetNation Communications, Inc. and DomainPeople is a trademark of DomainPeople, Inc. All other products and company names are the trademarks or registered trademarks of their respective owners. NetNation assumes no obligation to update any forward-looking information contained in this news release.

Contact:  Jay Elliott
NetNation Communications, Inc.
Tel.  604.688.8946 ext. 216
jay@netnation.com
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